UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2014

REGIONS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-34034	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 FIFTH AVENUE NORTH

BIRMINGHAM, ALABAMA 35203

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (800) 734-4667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On June 25, 2014, Regions Financial Corporation (“Regions”) announced that it entered into a deferred prosecution agreement with the Securities and Exchange Commission (“SEC”) and that its subsidiary, Regions Bank, entered into a consent order and assessment of civil money penalty with the Board of Governors of the Federal Reserve System and the Alabama State Banking Department.

These agreements resolve previously disclosed regulatory inquiries involving the accounting for certain problem loans at the end of the first quarter of 2009. As part of the terms of the agreements, Regions Bank will pay a $51 million civil money penalty. As previously disclosed, Regions established a reserve in the fourth quarter of 2013 sufficient to cover this matter.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the agreements, copies of which are attached as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. A copy of the press release announcing the settlements is also attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Deferred Prosecution Agreement dated June 19, 2014, between Regions Financial Corporation and the Securities and Exchange Commission.

10.2	Consent Order and Assessment of Civil Money Penalty Issued Upon Consent Pursuant to the Federal Deposit Insurance Act, as Amended, dated June 25, 2014, of the Board of Governors of the Federal Reserve System and Alabama State Banking Department in the Matter of Regions Bank.

99.1	Press Release of Regions Financial Corporation dated June 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION

By:	/s/ Fournier J. Gale, III
Name:	Fournier J. Gale, III
Title:	Senior Executive Vice President, General Counsel and Corporate Secretary

Date: June 25, 2014